LAD REPORTS HIGHEST FOURTH QUARTER AND FULL YEAR EARNINGS IN COMPANY HISTORY
________________________________________________

DECLARES DIVIDEND OF $0.31 PER SHARE FOR FOURTH QUARTER

Medford, Oregon, February 3, 2021 - Lithia Motors & Driveway (NYSE: LAD) today reported the highest fourth quarter revenue and earnings per share in company history.

Fourth quarter 2020 revenue increased 21% to $3.9 billion from $3.3 billion in the fourth quarter of 2019.

Fourth quarter 2020 net income per diluted share was $7.02, a 143% increase from $2.89 per diluted share reported in the fourth quarter of 2019. Adjusted fourth quarter 2020 net income per diluted share was $5.46, an 85% increase compared to adjusted net income of $2.95 per diluted share in the same period of 2019.

Fourth quarter 2020 net income was $188 million, a 176% increase compared to net income of $68 million in the same period of 2019. Adjusted fourth quarter 2020 net income was $146 million, a 110% increase compared to adjusted net income of $70 million for the same period of 2019.

As shown in the attached non-GAAP reconciliation tables, the 2020 fourth quarter adjusted results exclude a $1.56 per diluted share net non-core benefit related to non-cash unrealized investment gains and a net gain on sale of stores, partially offset by acquisition expenses. The 2019 fourth quarter adjusted results exclude a $0.06 per diluted share net non-core charge due to asset impairments and acquisition expenses, partially offset by a net gain on sale of stores.

Fourth Quarter-over-Quarter Operating Highlights:
•Total company revenues increased 20.6%
•New vehicle retail sales increased 19.0%
•Used vehicle retail sales increased 23.9%
•F&I per unit increased 13.1% to $1,723
•Total vehicle gross profit per unit increased 18.0% to $4,371
•Adjusted SG&A as a percentage of gross profit improved by 860 basis points to 62.0%

"This was a historic year for Lithia & Driveway and the results for the fourth quarter demonstrate the ability of our team to deliver unparalleled performance and profitability through any economic cycle," said Bryan DeBoer, President and CEO. "The high performance being achieved at our existing stores, coupled with the acquisitions in 2020 anticipated to generate over $3.5 billion in annualized steady state revenue and the successful launch of our national e-commerce home solution Driveway, gives us increased confidence in our five-year plan to reach $50 billion in revenue and $50 in earnings per share."

Full year 2020 revenue increased 4% to a record $13.1 billion from $12.7 billion in 2019.

Full year 2020 net income per diluted share increased 68% to $19.53 from $11.60 for 2019. Adjusted net income per diluted share increased 55% to $18.19 from $11.76 for 2019. Full year 2020 net income increased 73% to $470 million from $271 million for 2019. Adjusted net income increased 59% to $438 million for 2020 from $275 million for 2019.

As shown in the attached non-GAAP reconciliation tables, the 2020 adjusted results exclude a cumulative net non-core benefit of $1.34 per diluted share related to non-cash unrealized investment gains, a net gain on sale of stores, and tax attribute, offset by asset impairments, insurance reserves and acquisition expenses. The 2019 adjusted results exclude a cumulative net non-core charge of $0.16 per diluted share from insurance reserves, asset impairments, and acquisition expenses, offset by a net gain on sale of stores.

Full Year-over-Year Operating Highlights:
•Record full year revenues of $13.1 billion
•Used vehicle retail sales increased 13.4%

•F&I per unit increased 10.7% to $1,636
•Total vehicle gross profit per unit increased 16.4% to $4,229
•Adjusted SG&A as a percentage of gross profit improved by 570 basis points to 64.5%

Corporate Development
During the quarter, we completed the acquisitions of Latham Ford in the Albany, New York area, Keyes Automotive Group in Southern California and Phoenix, Arizona, Sterling Luxury Group in the Washington D.C. area, and Ramsey Subaru/Mazda in Des Moines, Iowa. These strategic acquisitions in key geographic locations are anticipated to generate $1.8 billion in annualized steady state revenues. For the year, this brings our total anticipated annualized revenue from acquired locations to $3.5 billion, $3.3 billion since the beginning of our five-year plan on July 1, 2020.

"We expanded our network at a record pace during 2020 and are just getting started," said DeBoer. "With our strong balance sheet and over $350 million of adjusted operating cash flows, we are well positioned for accelerated growth with the ability to add over $7 billion of additional revenue to our network this year."

Balance Sheet Update
We ended the fourth quarter with approximately $1.4 billion in cash, unfloored inventory and availability on our revolving lines of credit. In addition, our unfinanced real estate could provide additional liquidity of approximately $471 million.

Dividend Payment
Our Board of Directors approved a dividend of $0.31 per share related to fourth quarter 2020 financial results. We expect to pay the dividend on March 26, 2021 to shareholders of record on March 12, 2021.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2020 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2020 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia & Driveway
Lithia & Driveway is a growth company powered by people and innovation with a 5-year plan to profitably consolidate the largest retail sector in the country. They are a leading provider of personal transportation solutions in the United States and are among the fastest-growing companies in the Fortune 500 (#6 on 10-Year EPS Growth, #4 10-Year TSR in 2020). By providing a wide array of products throughout the entire lifecycle of the consumer’s vehicle ownership experience through various consumer channels, they build magnetic brand loyalty. Operational excellence is achieved by focusing the business on convenient and transparent consumer experiences supported by proprietary data science to increase market share, consumer loyalty and team performance. Lithia's omni-channel strategy will continue to pragmatically disrupt the industry by leveraging experienced teams, vast owned inventories, technology, and physical network. By purchasing strong businesses, they further strengthen this network, leveraging their national digital home channel Driveway and building upon the massive regenerating capital engine. Together, these endeavors create a unique and compelling high-growth strategy that provides transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.driveway.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car sales levels;
•Anticipated impacts of the continued COVID-19 pandemic on the U.S. and local economies in which we operate, our business operations and consumer demand;
•Continuation of our sales and services, including in-store appointments and home deliveries;
•Expected growth from our e-commerce home solutions and digital strategies;
•Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;
•Anticipated integration, success and growth of acquired stores;
•Anticipated ability to capture additional market share;
•Anticipated ability to find accretive acquisitions;
•Expected revenues from acquired stores;
•Anticipated synergies, ability to monetize our investment in digital innovation;
•Anticipated additions of dealership locations to our portfolio in the future;
•Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;
•Anticipated use of proceeds from our financings;
•Anticipated allocations, uses and levels of capital expenditures in the future;
•Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;
•Statements regarding furloughed employees and cost reductions;
•Expectations regarding programs and initiatives for employee recruitment, training, and retention; and
•Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;
•Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;
•Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);
•The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;
•Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and
•Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and in "Part II, Item 1A. Risk Factors" of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenues:
New vehicle retail	$2,149.4	$1,805.8	19.0%	$6,773.9	$6,799.1	(0.4)%
Used vehicle retail	1,108.7	894.7	23.9	3,998.4	3,527.2	13.4
Used vehicle wholesale	91.8	67.7	35.6	308.7	301.2	2.5
Finance and insurance	172.6	136.0	26.9	579.8	518.6	11.8
Service, body and parts	383.9	331.8	15.7	1,348.7	1,325.1	1.8
Fleet and other	35.4	33.0	7.3	114.8	201.5	(43.0)
Total revenues	3,941.8	3,269.0	20.6%	13,124.3	12,672.7	3.6%
Cost of sales:
New vehicle retail	1,998.8	1,701.5	17.5	6,313.0	6,413.5	(1.6)
Used vehicle retail	995.7	804.6	23.8	3,552.4	3,159.6	12.4
Used vehicle wholesale	90.2	67.8	33.0	296.7	297.5	(0.3)
Service, body and parts	175.5	165.3	6.2	631.9	657.5	(3.9)
Fleet and other	32.9	31.2	5.4	104.7	190.8	(45.1)
Total cost of sales	3,293.1	2,770.4	18.9	10,898.7	10,718.9	1.7
Gross profit	648.7	498.6	30.1%	2,225.6	1,953.8	13.9%
Asset impairments	—	2.1	NM	7.9	2.6	NM
SG&A expense	388.6	352.2	10.3	1,428.3	1,373.8	4.0
Depreciation and amortization	25.2	21.5	17.2	92.3	82.4	12.0
Income from operations	234.9	122.8	91.3%	697.1	495.0	40.8%
Floor plan interest expense	(6.2)	(17.2)	(64.0)	(34.4)	(72.8)	(52.7)
Other interest expense	(22.7)	(15.7)	44.6	(73.1)	(60.6)	20.6
Other income, net	50.8	4.8	NM	58.9	13.8	NM
Income before income taxes	256.8	94.7	171.2%	648.5	375.4	72.7%
Income tax expense	(69.2)	(26.7)	159.2	(178.2)	(103.9)	71.5
Income tax rate	26.9%	28.2%		27.5%	27.7%
Net income	$187.6	$68.0	175.9%	$470.3	$271.5	73.2%

Diluted net income per share:
Net income per share	$7.02	$2.89	142.9%	$19.53	$11.60	68.4%

Diluted shares outstanding	26.7	23.5	13.6%	24.1	23.4	3.0%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Gross margin
New vehicle retail	7.0%	5.8%	120	bps	6.8%	5.7%	110	bps
Used vehicle retail	10.2	10.1	10		11.2	10.4	80
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	54.3	50.2	410		53.1	50.4	270
Gross profit margin	16.5	15.3	120		17.0	15.4	160

Unit sales
New vehicle retail	52,469	46,442	13.0%		171,168	180,532	(5.2)%
Used vehicle retail	47,731	42,740	11.7		183,230	170,423	7.5
Total retail units sold	100,200	89,182	12.4		354,398	350,955	1.0

Average selling price
New vehicle retail	$40,965	$38,884	5.4%		$39,575	$37,661	5.1%
Used vehicle retail	23,229	20,934	11.0		21,822	20,697	5.4

Average gross profit per unit
New vehicle retail	$2,870	$2,246	27.8%		$2,693	$2,136	26.1%
Used vehicle retail	2,369	2,109	12.3		2,434	2,157	12.8
Finance and insurance	1,723	1,524	13.1		1,636	1,478	10.7
Total vehicle(1)	4,371	3,704	18.0		4,229	3,634	16.4

Revenue mix
New vehicle retail	54.5%	55.2%			51.6%	53.7%
Used vehicle retail	28.1	27.4			30.5	27.8
Used vehicle wholesale	2.3	2.1			2.4	2.4
Finance and insurance, net	4.4	4.2			4.4	4.1
Service, body and parts	9.7	10.1			10.3	10.5
Fleet and other	1.0	1.0			0.8	1.5

Gross Profit Mix
New vehicle retail	23.2%	20.9%			20.7%	19.7%
Used vehicle retail	17.4	18.1			20.0	18.8
Used vehicle wholesale	0.3	—			0.5	0.2
Finance and insurance, net	26.6	27.3			26.1	26.5
Service, body and parts	32.1	33.3			32.2	34.3
Fleet and other	0.4	0.4			0.5	0.5

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2020	2019	2020	2019	2020	2019	2020	2019
SG&A as a % of revenue	10.2%	10.8%	9.9%	10.8%	10.9%	10.8%	10.9%	10.8%
SG&A as a % of gross profit	62.0	70.6	59.9	70.6	64.5	70.2	64.2	70.3
Operating profit as a % of revenue	5.6	3.8	6.0	3.8	5.3	3.9	5.3	3.9
Operating profit as a % of gross profit	34.1	25.0	36.2	24.6	31.3	25.6	31.3	25.3
Pretax margin	5.1	3.0	6.5	2.9	4.6	3.0	4.9	3.0
Net profit margin	3.7	2.1	4.8	2.1	3.3	2.2	3.6	2.1
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Revenues
New vehicle retail	$1,745.6	$1,739.2	0.4%		$5,943.6	$6,548.6	(9.2)%
Used vehicle retail	938.8	865.0	8.5		3,594.8	3,390.7	6.0
Finance and insurance	135.7	130.6	3.9		504.2	499.8	0.9
Service, body and parts	310.9	319.9	(2.8)		1,188.8	1,271.0	(6.5)
Total revenues	3,237.5	3,152.4	2.7		11,611.5	12,193.8	(4.8)

Gross profit
New vehicle retail	$128.2	$101.0	26.9%		$411.8	$373.5	10.3%
Used vehicle retail	99.6	87.6	13.7		405.9	357.3	13.6
Finance and insurance	135.7	130.6	3.9		504.2	499.8	0.9
Service, body and parts	166.2	160.3	3.7		626.2	640.6	(2.2)
Total gross profit	533.2	481.0	10.9		1,968.6	1,885.7	4.4

Gross margin
New vehicle retail	7.3%	5.8%	150	bps	6.9%	5.7%	120	bps
Used vehicle retail	10.6	10.1	50		11.3	10.5	80
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.5	50.1	340		52.7	50.4	230
Gross profit margin	16.5	15.3	120		17.0	15.5	150

Unit sales
New vehicle retail	42,398	44,640	(5.0)%		149,203	173,561	(14.0)%
Used vehicle retail	40,564	41,266	(1.7)		165,097	163,443	1.0

Average selling price
New vehicle retail	$41,171	$38,962	5.7%		$39,835	$37,731	5.6%
Used vehicle retail	23,144	20,961	10.4		21,774	20,745	5.0

Average gross profit per unit
New vehicle retail	$3,023	$2,263	33.6%		$2,760	$2,152	28.3%
Used vehicle retail	2,456	2,122	15.7		2,459	2,186	12.5
Finance and insurance	1,635	1,520	7.6		1,604	1,483	8.2
Total vehicle(1)	4,398	3,715	18.4		4,240	3,664	15.7
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	December 31,	December 31,	December 31,
	2020	2019	2018
Days Supply(1)
New vehicle inventory	50	71	71
Used vehicle inventory	65	65	66
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of December 31, 2020
Current ratio	Not less than 1.10 to 1	1.48 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	3.91 to 1
Leverage ratio	Not more than 5.75 to 1	2.74 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2020	December 31, 2019
Cash and cash equivalents	$160.2	$84.0
Trade receivables, net	614.0	505.0
Inventories, net	2,492.9	2,433.7
Other current assets	70.5	47.8
Total current assets	$3,337.6	$3,070.5

Property and equipment, net	2,197.5	1,611.7
Intangibles	943.2	761.3
Other non-current assets	1,423.8	640.4
Total assets	$7,902.1	$6,083.9

Floor plan notes payable	1,797.2	2,067.6
Other current liabilities	682.5	501.5
Total current liabilities	$2,479.7	$2,569.1

Long-term debt	2,064.7	1,430.6
Other long-term liabilities and deferred revenue	696.2	616.5
Total liabilities	$5,240.6	$4,616.2

Stockholder's Equity	2,661.5	1,467.7
Total liabilities & stockholders' equity	$7,902.1	$6,083.9

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
	2020	2019
Net income	$470.3	$271.5
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	7.9	2.6
Depreciation and amortization	92.4	82.4
Stock-based compensation	23.2	16.2
Gain on disposal of assets	(1.7)	(0.1)
Gain on sale of franchises	(16.6)	(9.7)
Unrealized investment gains	(43.4)	—
Deferred income taxes	17.2	40.1
Amortization of operating lease right-of-use assets	28.9	31.6
(Increase) decrease:
Trade receivables, net	(113.5)	24.4
Inventories	228.8	(19.7)
Other assets	(103.6)	5.4
Increase (decrease):
Floor plan notes payable, net	(204.1)	100.7
Trade payables	28.2	(1.8)
Accrued liabilities	113.1	(7.8)
Other long-term liabilities and deferred revenue	15.1	(11.3)
Net cash provided by operating activities	$542.2	$524.5

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2020	2019
As reported	$542.2	$524.5
Floor plan notes payable, non-trade, net	(20.6)	(54.6)
Add: Temporary pay down of outstanding borrowings on floor plan notes payables, non-trade	113.4	—
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(255.0)	(80.0)
Adjusted	$380.0	$389.9

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2020
	As reported	Net disposal gain on sale of stores	Investment gains	Acquisition expenses	Adjusted
Selling, general and administrative	$388.6	$15.2	$—	$(1.4)	$402.4

Operating income	234.9	(15.2)	—	1.4	221.1

Other income (expense), net	50.8	—	(43.8)	—	7.0

Income before income taxes	256.8	(15.2)	(43.8)	1.4	199.2
Income tax (provision) benefit	(69.2)	4.2	12.1	(0.4)	(53.3)
Net income	$187.6	$(11.0)	$(31.7)	$1.0	$145.9

Diluted earnings per share	$7.02	$(0.41)	$(1.19)	$0.04	$5.46
Diluted share count	26.7

	Three Months Ended December 31, 2019
	As reported	Net disposal gain on sale of stores	Asset impairment	Acquisition expenses	Adjusted
Asset impairments	$2.1	$—	$(2.1)	$—	$—

Selling, general and administrative	352.2	0.6	—	(0.6)	352.2

Operating income	122.8	(0.6)	2.1	0.6	124.9

Income before income taxes	94.7	(0.6)	2.1	0.6	96.8
Income tax (provision) benefit	(26.7)	0.2	(0.6)	(0.2)	(27.3)
Net income	$68.0	$(0.4)	$1.5	$0.4	$69.5

Diluted earnings per share	$2.89	$(0.02)	$0.06	$0.02	$2.95
Diluted share count	23.5

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2020
	As reported	Net disposal gain on sale of stores	Asset impairment	Investment gains	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—	$—

Selling, general and administrative	1,428.3	16.6	—	—	(6.1)	(3.0)	—	1,435.8

Operating income	697.1	(16.6)	7.9	—	6.1	3.0	—	697.5

Other income (expense), net	58.9	—	—	(43.8)	—	—	—	15.1

Income before income taxes	648.5	(16.6)	7.9	(43.8)	6.1	3.0	—	605.1
Income tax (provision) benefit	(178.2)	4.6	(2.3)	12.1	(1.6)	(0.8)	(0.8)	(167.0)
Net income	$470.3	$(12.0)	$5.6	$(31.7)	$4.5	$2.2	$(0.8)	$438.1

Diluted earnings per share	$19.53	$(0.50)	$0.23	$(1.32)	$0.19	$0.09	$(0.03)	$18.19
Diluted share count	24.1

	Twelve Months Ended December 31, 2019
	As reported	Net disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Adjusted
Asset impairments	$2.6	$—	$(2.6)	$—	$—	$—

Selling, general and administrative	1,373.8	9.7	—	(9.5)	(2.5)	1,371.5

Operating income	495.0	(9.7)	2.6	9.5	2.5	499.9

Income before income taxes	375.4	(9.7)	2.6	9.5	2.5	380.3
Income tax (provision) benefit	(103.9)	2.8	(0.7)	(2.6)	(0.7)	(105.1)
Net income	$271.5	$(6.9)	$1.9	$6.9	$1.8	$275.2

Diluted earnings per share	$11.60	$(0.30)	$0.08	$0.30	$0.08	$11.76
Diluted share count	23.4

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$187.6	$68.0	175.9%	$470.3	$271.5	73.2%
Flooring interest expense	6.2	17.2	(64.0)	34.4	72.8	(52.7)
Other interest expense	22.7	15.7	44.6	73.1	60.6	20.6
Income tax expense	69.2	26.7	159.2	178.2	103.9	71.5
Depreciation and amortization	25.2	21.5	17.2	92.3	82.4	12.0
EBITDA	$310.9	$149.1	108.5%	$848.3	$591.2	43.5%

Other adjustments:
Less: flooring interest expense	$(6.2)	$(17.2)	(64.0)	$(34.4)	$(72.8)	(52.7)
Less: used vehicle line of credit interest	—	(1.6)	(100.0)	(0.5)	(5.5)	(90.9)
Add: acquisition expenses	1.4	0.6	133.3	3.0	2.5	20.0
Less: gain on divestitures	(15.2)	(0.6)	2,433.3	(16.6)	(9.7)	71.1
Less: Investment gains	(43.8)	—	NM	(43.8)	—	NM
Add: insurance reserves	—	—	NM	6.1	9.5	(35.8)
Add: asset impairment	—	2.1	(100.0)	7.9	2.6	NM
Adjusted EBITDA	$247.1	$132.4	86.6%	$770.0	$517.8	48.7%
NM - not meaningful

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2020		2019		(Decrease)
Floor plan notes payable: non-trade	$1,563.0		$1,642.4		(4.8)%
Floor plan notes payable	234.2		425.2		(44.9)
Used and service loaner vehicle inventory financing facility	—		149.0		(100.0)
Revolving lines of credit	39.0		—		NM
Real estate mortgages	611.5		597.7		2.3
Finance lease obligations	246.4		30.5		707.9
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		400.0		—
4.625% Senior notes due 2027	550.0		—		NM
Other debt	2.4		3.1		(22.6)
Unamortized debt issuance costs	(18.6)		(10.4)		78.8
Total debt	$3,927.9		$3,537.5		11.0%

Less: Floor plan related debt	$(1,797.2)		$(2,216.6)		(18.9)%
Less: Temporary pay down of outstanding borrowings on floor plan notes payables, non-trade	(113.4)		—		—
Less: Cash and cash equivalents	(160.2)		(84.0)		90.7
Less: Availability on used vehicle and service loaner financing facilities	(491.0)		(239.8)		104.8
Net Debt	$1,366.1		$997.1		37.0%

TTM Adjusted EBITDA	$770.0		$517.8		48.7%

Net debt to Adjusted EBITDA	1.77	x	1.93	x	(8.3)%